Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Drilling Tools International Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	26,990,264	$4.09(1)	$110,282,219	0.00011020	$12,154
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$12,154
	Total Fees Previously Paid							$13,145
	Total Fee Offsets
	Net Fee Due							—

(1)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on Nasdaq on August 25, 2023 (such date being within five business days of the date that the Registration Statement was filed with the SEC). This calculation is in accordance with Rule 457(c) of the Securities Act.